Exhibit 3.73

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:34 PM 08/29/2013
FILED 04:31 PM 08/29/2013
SRV 131040130 - 5391392 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A NON-DELAWARE LIMITED LIABILITY COMPANY TO

A DELAWARE LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.) The jurisdiction where the Non-Delaware Limited Liability Company first formed is Texas.

2.) The jurisdiction immediately prior to filing this Certificate is Texas.

3.) The date the Non-Delaware Limited Liability Company first formed is 8/28/13.

4.)    The name of the Non-Delaware Limited Liability Company immediately prior to filing this Certificate is Gregory Power Partners LLC.

5.)    The name of the Limited Liability Company as set forth in the Certificate of Formation is Gregory Power Partners LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 29th day of August, A.D. 2013.

By:	/s/ Lynne P. Wittkamp
Authorized Person

Name:	Lynne P. Wittkamp
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:34 PM 08/29/2013
FILED 04:31 PM 08/29/2013
SRV 131040130 - 5391392 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•  First: The name of the limited liability company is Gregory Power Partners LLC

•       Second: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington Zip Code 19801.

The name of its Registered agent at such address is The Corporation Truast Company.

•  Third: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 29th day of August, 2013.

By:	/s/ Lynne P. Wittkamp
Authorized Person(s)

Name:	Lynne P. Wittkamp
Typed or Printed